                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1

================================================================================

                                  $530,000,000

                                CREDIT AGREEMENT

                                      AMONG

                          K&F INTERMEDIATE HOLDCO, INC.

                             K&F ACQUISITION, INC.,
                (TO BE MERGED WITH AND INTO K&F INDUSTRIES, INC.)
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.
                                       AND
                          J.P. MORGAN SECURITIES INC.,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

                          J.P. MORGAN SECURITIES INC.,
                              AS SYNDICATION AGENT,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                       AND
                         CITIGROUP GLOBAL MARKETS INC.,
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                          DATED AS OF NOVEMBER 18, 2004

================================================================================

                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS...........................................................................................        1
         1.1      Defined Terms..................................................................................        1
         1.2      Other Definitional Provisions..................................................................       26

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................       26
         2.1      Term Loan Commitments..........................................................................       26
         2.2      Procedure for Term Loan Borrowing..............................................................       27
         2.3      Repayment of Term Loans........................................................................       27
         2.4      Revolving Credit Commitments...................................................................       28
         2.5      Procedure for Revolving Credit Borrowing.......................................................       28
         2.6      Swing Line Commitment..........................................................................       29
         2.7      Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..............................       29
         2.8      Repayment of Loans; Evidence of Debt...........................................................       31
         2.9      Commitment Fees, etc...........................................................................       32
         2.10     Termination or Reduction of Revolving Credit Commitments.......................................       32
         2.11     Optional Prepayments...........................................................................       32
         2.12     Mandatory Prepayments..........................................................................       33
         2.13     Conversion and Continuation Options............................................................       34
         2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches......................................       34
         2.15     Interest Rates and Payment Dates...............................................................       35
         2.16     Computation of Interest and Fees...............................................................       35
         2.17     Inability to Determine Interest Rate...........................................................       36
         2.18     Pro Rata Treatment and Payments................................................................       36
         2.19     Requirements of Law............................................................................       38
         2.20     Taxes..........................................................................................       39
         2.21     Indemnity......................................................................................       41
         2.22     Illegality.....................................................................................       41
         2.23     Change of Lending Office.......................................................................       41

SECTION 3. LETTERS OF CREDIT.....................................................................................       42
         3.1      L/C Commitment.................................................................................       42
         3.2      Procedure for Issuance of Letter of Credit.....................................................       42
         3.3      Fees and Other Charges.........................................................................       42
         3.4      L/C Participations.............................................................................       43
         3.5      Reimbursement Obligation of the Borrower.......................................................       44
         3.6      Obligations Absolute...........................................................................       45
         3.7      Letter of Credit Payments......................................................................       45
         3.8      Applications...................................................................................       45

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................       45
         4.1      Financial Condition............................................................................       45
         4.2      No Change......................................................................................       46
         4.3      Corporate Existence; Compliance with Law.......................................................       46

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         4.4      Corporate Power; Authorization; Enforceable Obligations........................................       47
         4.5      No Legal Bar...................................................................................       47
         4.6      No Material Litigation.........................................................................       47
         4.7      No Default.....................................................................................       47
         4.8      Ownership of Property; Liens...................................................................       47
         4.9      Intellectual Property..........................................................................       48
         4.10     No Burdensome Restrictions.....................................................................       48
         4.11     Taxes..........................................................................................       48
         4.12     Federal Regulations............................................................................       48
         4.13     Labor Matters..................................................................................       48
         4.14     ERISA..........................................................................................       49
         4.15     Investment Company Act; Other Regulations......................................................       49
         4.16     Subsidiaries...................................................................................       49
         4.17     Use of Proceeds................................................................................       50
         4.18     Environmental Matters..........................................................................       50
         4.19     Accuracy of Information, etc...................................................................       51
         4.20     Security Documents.............................................................................       51
         4.21     Solvency.......................................................................................       52
         4.22     Senior Indebtedness............................................................................       52
         4.23     Regulation H...................................................................................       52
         4.24     Certain Documents..............................................................................       52

SECTION 5. CONDITIONS PRECEDENT..................................................................................       52
         5.1      Conditions to Initial Extension of Credit......................................................       52
         5.2      Conditions to Each Extension of Credit.........................................................       57

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................       58
         6.1      Financial Statements...........................................................................       58
         6.2      Certificates; Other Information................................................................       59
         6.3      Payment of Obligations.........................................................................       60
         6.4      Conduct of Business and Maintenance of Existence; Compliance...................................       60
         6.5      Maintenance of Property; Insurance.............................................................       61
         6.6      Inspection of Property; Books and Records; Discussions.........................................       61
         6.7      Notices........................................................................................       61
         6.8      Environmental Laws.............................................................................       62
         6.9      Interest Rate Protection.......................................................................       63
         6.10     Additional Collateral, etc.....................................................................       63
         6.11     Government Contracts...........................................................................       64
         6.12     Further Assurances.............................................................................       64
         6.13     Aircraft Braking Systems, Inc..................................................................       65

SECTION 7. NEGATIVE COVENANTS....................................................................................       65
         7.1      Financial Condition Covenants..................................................................       65
         7.2      Limitation on Indebtedness.....................................................................       66
         7.3      Limitation on Liens............................................................................       68
         7.4      Limitation on Fundamental Changes..............................................................       70
         7.5      Limitation on Disposition of Property..........................................................       71

                                       ii

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         7.6      Limitation on Restricted Payments..............................................................       72
         7.7      Limitation on Capital Expenditures.............................................................       73
         7.8      Limitation on Investments......................................................................       74
         7.9      Limitation on Optional Payments and Modifications of Debt Instruments, etc.....................       75
         7.10     Limitation on Transactions with Affiliates.....................................................       76
         7.11     Limitation on Sales and Leasebacks.............................................................       76
         7.12     Limitation on Changes in Fiscal Periods........................................................       76
         7.13     Limitation on Negative Pledge Clauses..........................................................       76
         7.14     Limitation on Restrictions on Subsidiary Distributions.........................................       77
         7.15     Limitation on Lines of Business................................................................       77
         7.16     Limitation on Amendments to Acquisition Documentation..........................................       77
         7.17     Limitation on Amendments to Other Documents....................................................       77
         7.18     Limitation on Activities of Holdings...........................................................       78

SECTION 8. EVENTS OF DEFAULT.....................................................................................       78

SECTION 9. THE AGENTS............................................................................................       81
         9.1      Appointment....................................................................................       81
         9.2      Delegation of Duties...........................................................................       82
         9.3      Exculpatory Provisions.........................................................................       82
         9.4      Reliance by Agents.............................................................................       82
         9.5      Notice of Default..............................................................................       83
         9.6      Non-Reliance on Agents and Other Lenders.......................................................       83
         9.7      Indemnification................................................................................       83
         9.8      Agent in Its Individual Capacity...............................................................       84
         9.9      Successor Administrative Agent.................................................................       84
         9.10     Authorization to Release Liens and Guarantees..................................................       85
         9.11     The Arrangers; the Syndication Agent; the Co-Documentation Agents..............................       85

SECTION 10. MISCELLANEOUS........................................................................................       85
         10.1     Amendments and Waivers.........................................................................       85
         10.2     Notices........................................................................................       88
         10.3     No Waiver; Cumulative Remedies.................................................................       89
         10.4     Survival of Representations and Warranties.....................................................       90
         10.5     Payment of Expenses............................................................................       90
         10.6     Successors and Assigns; Participations and Assignments.........................................       91
         10.7     Adjustments; Set-off...........................................................................       94
         10.8     Counterparts...................................................................................       95
         10.9     Severability...................................................................................       95
         10.10    Integration....................................................................................       95
         10.11    GOVERNING LAW..................................................................................       95
         10.12    Submission To Jurisdiction; Waivers............................................................       95
         10.13    Acknowledgments................................................................................       96
         10.14    Confidentiality................................................................................       96
         10.15    Release of Collateral and Guarantee Obligations................................................       97
         10.16    Accounting Changes.............................................................................       98
         10.17    Delivery of Lender Addenda.....................................................................       98

                                       iii

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         10.18    WAIVERS OF JURY TRIAL..........................................................................       98

ANNEXES:

A        Pricing Grid
B        Existing Letters of Credit

SCHEDULES:

1.1A              Mortgaged Property
1.1B              Real Property
4.4               Consents, Authorizations, Filings and Notices
4.6               Litigation
4.16              Subsidiaries
4.20(a)           UCC Filing Jurisdictions
4.20(b)           Mortgage Filing Jurisdictions
5.1(b)(vi)        Capital Structure
7.2(d)            Existing Indebtedness
7.3(f)            Existing Liens

EXHIBITS:

A     Form of Guarantee and Collateral Agreement
B     Form of Compliance Certificate
C     Form of Closing Certificate
D     Form of Mortgage
E     Form of Assignment and Acceptance
F-1   Form of Legal Opinion of Gibson, Dunn & Crutcher LLP
F-2   Form of Legal Opinion of Ronald Kisner, Esq., general counsel of Holdings, the Borrower and its Subsidiaries
G-1   Form of Term Note
G-2   Form of Revolving Credit Note
G-3   Form of Swing Line Note
H     Form of Lender Addendum
I     Form of Borrowing Notice

                  CREDIT AGREEMENT, dated as of November 18, 2004, among K&F INTERMEDIATE HOLDCO, INC., a Delaware corporation ("Holdings"), K&F ACQUISITION, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as exclusive advisors, joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), J.P. MORGAN SECURITIES INC., as syndication agent (in such capacity, the "Syndication Agent"), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents (in such capacity, the "Co-Documentation Agents") and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, Holdings has entered into a Stock Purchase Agreement, dated as of October 15, 2004 (as amended, supplemented or otherwise modified as permitted by Section 7.16, the "Acquisition Agreement"), by and among the Parent (as defined below), K&F Industries, Inc., a Delaware corporation (the "Target"), and the other parties listed therein as the stockholders, pursuant to which Holdings will purchase all of the outstanding shares of common stock, and options to purchase common stock, of the Target (the "Acquisition");

                  WHEREAS, immediately after the Acquisition, the Borrower will merge with and into the Target (the "Merger"), with the Target continuing as the surviving corporation and, upon the effectiveness of the Merger, the Target will succeed to all rights and obligations of the Borrower by operation of law, and all references herein and in the other Loan Documents to the term "Borrower" shall thereupon be deemed to be references to the Target as the surviving entity of the Merger;

                  WHEREAS, the Borrower has requested the Lenders make available the credit facilities described in this Agreement in order to finance a portion of the purchase price of the Acquisition and the payment of certain fees and expenses related to the Acquisition, and to provide for the ongoing general corporate needs of the Borrower and its Subsidiaries; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquired Entity": any Person, assets of a Person or line of business or division of a Person acquired by the Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition.

                  "Acquisition": as defined in the recitals hereto.

                  "Acquisition Agreement": as defined in the recitals hereto.

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                                  Base Rate              Eurodollar
                                                    Loans                  Loans
                                                  ---------              ----------
Revolving Credit Facility
   (including Swing Line Loans)                      1.50%                  2.50%
Term Loan Facility                                   1.50%                  2.50%

provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margins will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "Arrangers": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f), (g) or (h) of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignment and Acceptance": an assignment and acceptance delivered by an Assignor and related Assignee in accordance with Section 10.6(c), substantially in the form of Exhibit E.

                  "Assignor": as defined in Section 10.6(c).

                  "Attributable Debt": as to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender":  as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrower Equity Financing": the issuance of equity by the Borrower to Holdings described in Section 5.1(b)(ii).

                  "Borrower Preferred Stock": the preferred stock of the Borrower issued and sold on the Closing Date pursuant to the Stock Purchase Agreement.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.

                  "Business": as defined in Section 4.18.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Business Properties": as defined in Section 4.18.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable obligations issued by, or directly and unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events: (a) the Permitted Investors shall cease to have the power to elect (directly or indirectly, by proxy or by other agreement) a majority of directors of the Parent, Holdings and the Borrower; (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of Holdings; (c) Continuing Directors shall cease to be a majority of the board of directors of the Parent, Holdings and the Borrower; (d) the Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Holdings (other than the Holdings Preferred Stock) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement), (e) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower (other than the Borrower Preferred Stock) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (f) a Specified Change of Control.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than November 18, 2004.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate":  1/2 of 1% per annum.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October, 2004 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "Consolidated Current Assets": of any Person at any date of determination, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": of any Person at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent deducted in the calculation of such Consolidated Net Income for such period, the sum of (a) income tax expense (including franchise, value added and similar taxes), (b) interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) fees and expenses under the Management Agreement and (g) any other non-cash charges (including non-cash expenses for grants of options), minus, without duplication and to the extent included in the calculation of such Consolidated Net

Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income (other than the accrual of revenue in the ordinary course of business), (d) any cash payments made during such period reducing reserves or liabilities for accruals made in any prior fiscal quarter but only to the extent such reserves or accruals were included in the determination of Consolidated EBITDA for such prior fiscal quarter, all as determined on a consolidated basis and (e) upon and following the election of the Borrower to capitalize Program Investments on its balance sheet, the amount of such capitalized Program Investments for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis (including adjustments for non-recurring items) for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found reasonably acceptable by the Administrative Agent (or, in the case of this clause (2), if such financial statements are not reasonably acceptable to the Administrative Agent, the Consolidated EBITDA of such acquired Person shall be included to the extent reasonably satisfactory to the Administrative Agent) and
(ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For the purposes of determining Consolidated EBITDA of the Borrower and its Subsidiaries, (i) Consolidated EBITDA for the quarter ending June 30, 2004 shall be deemed to be $26,917,000, (ii) Consolidated EBITDA for the quarter ending September 30, 2004 shall be deemed to be $31,472,000, and (iii) Consolidated EBITDA for the quarter ending December 31, 2004 shall be deemed to be $33,000,000.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period; provided, that for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarters of the Borrower ending March 31, 2005, June 30, 2005 and September 30, 2005, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after December 31, 2004) multiplied by 4, 2 and 4/3, respectively.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net cash costs of such Person under Hedge Agreements in respect of interest rates) (except for fees or other upfront costs of swaps, cap or collar arrangements in respect of acquiring or entering into any such arrangement during such period), minus total net cash interest income of such Person for such period.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions during such period, (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (c) any step-up in costs of sales of inventory arising out of the application of purchase accounting treatment in connection with the Acquisition and financing related to the Acquisition, (d) the fees, expenses and other costs incurred in connection with the consummation and the financing of the Acquisition and (e) any increase in amortization or write-off of goodwill or other intangible assets or increased depreciation or amortization expense arising solely from the Acquisition and financing related to the Acquisition.

                  "Consolidated Total Debt": at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP less (b) unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries on such date, provided that, the aggregate amount of cash and Cash Equivalents in clause (b) shall not exceed (x) $50,000,000, solely for the purpose of determining compliance with the financial covenant in Section 7.1(a), and (y) $15,000,000, for any other purpose.

                  "Consolidated Working Capital": at any date of determination, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

                  "Continuing Directors": with respect to the Parent, Holdings and the Borrower, the directors of any such Person on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director of such Person, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the stockholders of such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by either such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Defeasance Costs Tax Note": the Defeasance Costs Tax Note, dated as of the date hereof, made by the Parent to Bernard L. Schwartz and Alan
H. Washkowitz for the benefit of certain stockholders of the Target.

                  "Derivatives Counterparty": as defined in Section 7.6.

                  "Development Participation Costs": cash funding to original equipment manufacturers to fund the co-development of aircraft wheels, brakes and brake control systems for new aircraft platforms.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ECF Percentage": with respect to any fiscal year of the Borrower, 75%; provided, that, with respect to any fiscal year of the Borrower ending on or after December 31, 2005, the ECF Percentage shall be (x) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 5.5 to 1.0 and (y) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0.

                   "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for eurodollar deposits for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) an amount equal to all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower and (vi) the amount of any cash increase in Other Long-Term Liabilities during such fiscal year minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Development Participation Costs (in each case, minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans and Capital Lease Obligations) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the aggregate amount of all mandatory and voluntary principal prepayments of Funded Debt of the Borrower and its Subsidiaries made during such fiscal year in an aggregate amount not to exceed $5,000,000 during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower, (ix) the aggregate amount of Restricted Payments during such fiscal year that were permitted under Section
7.6 (excluding Section 7.6(d), to the extent such Restricted Payment was made with the portion of Excess Cash Flow for any preceding fiscal year which was not required to be applied pursuant to Section 2.12(d), and the aggregate amount of any Indebtedness incurred to finance such Restricted Payments), (ix) the amount of any cash decrease in Other Long-Term Liabilities and (x) the aggregate amount of cash consideration paid for Permitted Acquisitions (or other acquisitions otherwise approved by the Required Lenders) during such period, except to the extent that such cash consideration was funded with the proceeds of any Disposition of Property, incurrence of Indebtedness or issuance of Capital Stock of the Parent.

                  "Excess Cash Flow Application Date": as defined in Section 2.12(d).

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower under Section 956 of the Code or any other similar provision under foreign, state or local law.

                  "Existing Credit Facility": the Amended and Restated Credit Agreement, dated as of December 20, 2002, among Aircraft Braking Systems Corporation and Engineered Fabrics Corporation, as borrowers, the several lenders party thereto, the several agents named therein, and Lehman Commercial Paper Inc., as administrative agent, as amended, supplemented or otherwise modified prior to the date hereof.

                  "Existing Issuing Lender": JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as issuer of the Existing Letters of Credit.

                  "Existing Letters of Credit": the letters of credit described in Annex B.

                  "Existing Notes": the Target's 9.25% Senior Subordinated Notes Due 2007 having an outstanding principal amount of approximately $145.0 million and 9.625% Senior Subordinated Notes Due 2010 having an outstanding principal amount of approximately $250.0 million.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section 1.1.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Holdings Equity Financings": a collective reference to the issuance of equity by Holdings described in Section 5.1(b)(i).

                  "Holdings Preferred Stock": the preferred stock of Holdings issued and sold on the Closing Date pursuant to the Stock Purchase Agreement.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such

Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) the liquidation value of all the Capital Stock of such Person that is mandatorily redeemable (other than as a result of a change of control or an asset sale) prior to the date that is one year after the final payment is due on the Term Loans, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of
Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Loans": (a) the loan in the original principal amount of $48,400,000 made by the Target to Engineered Fabrics Corporation on or about April 28, 1989 and (b) the loan in the original principal amount of $304,600,000 made by the Target to Aircraft Braking Systems Corporation on or about April 28, 1989.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan or portion thereof that is repaid or prepaid (other than any Revolving Credit

Loan that is a Base Rate Loan and any Swing Line Loan), the date of any such repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if consented to by all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if consented to by all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": the Existing Issuing Lender and any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C Commitment":  $10,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Management Agreement": the Management Services Agreement, dated as of November 18, 2004, among Holdings, the Borrower and Aurora Management Partners LLC, a Delaware limited liability company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

                  "Material Adverse Effect": a material adverse effect on (a) the condition (financial or otherwise), results of operation, assets or liabilities of Holdings, the Borrower (or, on the Closing Date, the Target) and its Subsidiaries, taken as a whole, or (b) the ability of the Loan Parties to perform their obligations under the Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $5,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "Materials of Environmental Concern": any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Merger": as defined in the recitals hereto.

                  "Mortgaged Properties": (a) the real properties listed on
Schedule 1.1A and identified as "Mortgaged Property," as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages and (b) any fee owned real property subject to a Mortgage pursuant to Section 6.10(b).

                  "Mortgages": each of the mortgages, deeds to secure debt and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded to create a valid and enforceable Lien securing the obligations and liabilities of any Borrower or any guarantor under any Loan Document), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, (c) in the case of any Asset Sale, any reserves required to be established by such Person in accordance with GAAP against liabilities reasonably anticipated and directly attributable to such Asset Sale, it being understood and agreed that "Net Cash Proceeds" shall include any net cash received by Holdings, the Borrower or any of its Subsidiaries upon any release of such reserves and (d) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

                  "Non-Excluded Taxes": as defined in Section 2.20(a).

                  "Non-U.S. Lender": as defined in Section 2.20(d).

                  "Note": any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, cash management arrangement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Other Long-Term Liabilities": on any date of determination, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under the item "Other Long-Term Liabilities", including, without limitation, amounts accrued under FASB No. 106 and under FASB No. 87.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Parent": K&F Parent, Inc., a Delaware corporation and direct parent of Holdings.

                  "Participant": as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": the acquisition by the Borrower or any Subsidiary of all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Capital Stock (except for directors' qualifying shares) of a Person; provided that (i) the Acquired Entity shall be a going concern and after giving effect to the acquisition the Borrower shall be in compliance with Section 7.15; (ii) the Acquired Entity is located, and substantially all of its operations are conducted, in the United States of America; (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent that the Borrower would be in pro forma compliance with the financial covenants in Section 7.1; (C) after giving effect to such acquisition, the amount of the Available Revolving Credit Commitments of all the Lenders must be at least $10,000,000; and (D) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to
Section 7.8(j) (including any Indebtedness of the Acquired Entity that is assumed, refinanced or repaid by the Borrower or any Subsidiary in connection with or following such acquisition) shall not in the aggregate exceed (x) $150,000,000 during the term of this Agreement or (y) $50,000,000 prior to the first anniversary of the Closing Date; (iv) the Administrative Agent shall have received, to the extent available, the most recently available audited financial statements with respect to such Person, assets or line of business; and (v) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 6.10 and the Security Documents.

                  "Permitted Investors":  the collective reference to:

                  (i) Aurora Industrial Holdings LLC, Aurora Equity Partners II L.P., Aurora Overseas Equity Partners II, L.P., Aurora Equity Partners III L.P. and Aurora Overseas Capital Partners III, L.P. (collectively, the "Limited Partnerships");

                  (ii) Aurora Capital Partners II L.P., Aurora Overseas Capital Partners II, L.P., Aurora Capital Partners III L.P. and Aurora Overseas Capital Partners III, L.P. (collectively, the "General Partners");

                  (iii) Aurora Advisors II LLC, Aurora Advisors III LLC, Aurora Overseas Advisors II, LDC and Aurora Overseas Advisors III, LDC (collectively, the "Ultimate General Partners");

                  (iv) any limited partners of the Limited Partnerships, any limited partners of the General Partners or any Control Investment Affiliate of such limited partners, provided that such limited partner or Control Investment Affiliate gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, any of the Limited Partnerships or the General Partners;

                  (v) any managing director, consultant or employee of Aurora Management Partners LLC, provided that such managing director, consultant or employee gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with the Limited Partnerships;

                  (vi) any member of the Advisory Board of Aurora Management Partners LLC, provided that such member gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with the Limited Partnerships;

                  (vii) any Affiliate of Aurora Management Partners LLC, provided that such Affiliate agrees that it will vote in a manner consistent with the Limited Partnerships; or

                  (viii) any investment fund or other entity controlled by or under common control with, any one or more of the Ultimate General Partners or Aurora Management Partners LLC or the principals that control any one or more of the Ultimate General Partners or Aurora Management Partners LLC.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Principal Officer": as to any Person, the chief executive officer, president, chief financial officer, general counsel, treasurer or controller of such Person.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Program Investments": for any period, the amount of investments capitalized by the Borrower and its Subsidiaries during such period consisting of the sale of original wheel and brake assemblies to customers below factory cost in accordance with industry practice in the commercial, military and general aviation industries.

                  "Projections": as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Purchase Price Refund": any amount received by Holdings, the Borrower or any Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by Holdings, the Borrower or any Subsidiary.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Recovery Event": any settlement of or payment of $250,000 or more in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

                  "Refunded Swing Line Loans": as defined in Section 2.7.

                  "Refunding Date": as defined in Section 2.7.

                  "Register": as defined in Section 10.6(d).

                  "Regulation G": Regulation G under the Securities Exchange Act of 1934, as amended.

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to
Section 2.12(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire, construct, improve or repair assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring eleven months (or, in the event any Senior Preferred Stock is outstanding, ten months) after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) makes purchases, holds or otherwise invests in commercial loans and similar extensions of credit and (y) is managed, administered or advised by the same investment advisor as such Lender or an Affiliate of such investment advisor, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21 through .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $50,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Note": as defined in Section 2.8.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": November 18, 2010.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Preferred Stock": as defined in the Stock Purchase Agreement.

                  "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Senior Subordinated Notes": the $315,000,000 aggregate principal amount of senior subordinated notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture and any exchange notes issued in respect thereof thereunder.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control", (or any other defined term having a similar purpose), as defined in the Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

                  "Stock Purchase Agreement": the Stock Purchase Agreement dated as of November 18, 2004, among the Parent, Holdings, the Borrower and Cerberus Partners, L.P., as amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                  "Swing Line Lender": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans": as defined in Section 2.6.

                  "Swing Line Note": as defined in Section 2.8.

                  "Swing Line Participation Amount": as defined in Section 2.7.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Target": as defined in the recitals hereto.

                  "Tax Sharing Agreement": the Tax Sharing Agreement, dated as of November 18, 2004, by and between the Parent and the Target, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

                  "Tender Offers": offers made by the Target to repurchase any and all of the Existing Notes.

                  "Term Loan": as defined in Section 2.1.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $480,000,000.

                  "Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Term Loan Lender": each Lender that has a Term Loan Commitment or is the holder of a Term Loan.

                  "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Term Note": as defined in Section 2.8(e).

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transferee": as defined in Section 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) All calculations of financial ratios set forth in Section
7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin and any other purpose specified herein shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Term Loan Lenders severally agree to make term loans (each, a "Term Loan") to the Borrower on the Closing Date in an amount for each Term Loan Lender not to exceed the amount of the

Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 32 consecutive quarterly installments, commencing on March 31, 2005, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate amount of Term Loans made on the Closing Date:

Installment                               Percentage
-----------                               ----------
March 31, 2005                               0.25%
June 30, 2005                                0.25%
September 30, 2005                           0.25%
December 31, 2005                            0.25%
March 31, 2006                               0.25%
June 30, 2006                                0.25%
September 30, 2006                           0.25%
December 31, 2006                            0.25%
March 31, 2007                               0.25%
June 30, 2007                                0.25%
September 30, 2007                           0.25%
December 31, 2007                            0.25%
March 31, 2008                               0.25%
June 30, 2008                                0.25%
September 30, 2008                           0.25%
December 31, 2008                            0.25%
March 31, 2009                               0.25%
June 30, 2009                                0.25%

Installment                               Percentage
-----------                               ----------
September 30, 2009                           0.25%
December 31, 2009                            0.25%
March 31, 2010                               0.25%
June 30, 2010                                0.25%
September 30, 2010                           0.25%
December 31, 2010                            0.25%
March 31, 2011                               0.25%
June 30, 2011                                0.25%
September 30, 2011                           0.25%
December 31, 2011                            0.25%
March 31, 2012                              23.25%
June 30, 2012                               23.25%
September 30, 2012                          23.25%
November 18, 2012              All amounts outstanding in
                               respect of the Term Loans

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving

Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8),
(ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively (a "Term Note", "Revolving Credit Note" or "Swing Line Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans or issuance of Letters of Credit on the Closing Date.

                  2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 A.M., New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  (b) Any prepayment of the Loans upon the refinancing thereof (whether with proceeds of equity or Indebtedness) or upon the occurrence of a Change of Control shall be deemed to be an optional prepayment.

                  2.12 Mandatory Prepayments . (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued by Holdings, the Borrower or any of its Subsidiaries (excluding (i) any Capital Stock of Holdings issued to the Parent, (ii) any convertible debt securities or
(iii) any Capital Stock issued to Holdings or its Subsidiaries), then on the date of such issuance, the Term Loans and/or the Total Revolving Extensions of Credit then outstanding (without resulting in a permanent reduction of the Revolving Credit Commitments) shall be prepaid by an amount equal to 50% of the Net Cash Proceeds of such issuance, as set forth in Section 2.12(e), provided that, the foregoing percentage shall be reduced to (i) 25%, if the Consolidated Leverage Ratio on the date of such issuance is not greater than 5.5 to 1.0 and is greater than 4.0 to 1.0 and (ii) 0%, if the Consolidated Leverage Ratio on the date of such issuance is not greater than 4.0 to 1.0. The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement.

                  (b Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section
7.2 as in effect on the date of this Agreement), then on the date of such incurrence, the Term Loans and/or the Total Revolving Extensions of Credit then outstanding (without resulting in a permanent reduction of the Revolving Credit Commitments) shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such incurrence, as set forth in Section 2.12(e). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by Holdings, the Borrower or any of its Subsidiaries.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by Holdings, the Borrower or such Subsidiary of such Net Cash Proceeds, the Term Loans and/or the Total Revolving Extensions of Credit then outstanding (without resulting in a permanent reduction of the Revolving Credit Commitments) shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Term Loans and/or the Revolving Credit Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by
Section 7.5.

                  (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans and/or the Total Revolving Extensions of Credit then outstanding (without resulting in a permanent reduction of the Revolving Credit Commitments) shall be prepaid by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.12(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

                  (e) Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, to the prepayment of amounts outstanding under the Revolving Credit Facility (without resulting in a permanent reduction of the Revolving Credit Facility). Amounts to be applied to prepay the Total Revolving Extensions of Credit outstanding under the Revolving Credit Facility shall be applied, first, to the prepayment of the Revolving Credit Loans and the Swing Line Loans, and second, to replace outstanding Letters of Credit and/or deposit an amount in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.

                  2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                       (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                       (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) on account of principal of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied (other than in the case of installment payments made in accordance with Section 2.3) to the installments of such Term Loans first, to the four immediately succeeding quarterly installments and thereafter, ratably to the remaining installments in accordance with the then outstanding amounts thereof. Amounts prepaid or repaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.

                  (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the

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                                                                              38

Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (h) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

                  2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender any other
                  condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower

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                                                                              40

fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI, or W-8IMY or any subsequent versions thereof or successors thereto or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Non-U.S. Lender delivers a Form W-8BEN or W-8IMY with the appropriate forms attached thereto, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender and represents that such Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing the following representations and is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code and furthermore (i) is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and
(ii) has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not prejudice the legal position of such Lender.

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                                                                              41

                  2.21 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

                  2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

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                                                                              42

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Prior to the Closing Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Closing Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective

Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of a percentage per annum to be agreed upon by the Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) If any amount (a "Participation Amount") required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse

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                                                                              44

during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with
Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

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                                                                              45

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of Holdings and the Borrower hereby represents and warrants to each Agent and each Lender on the Closing Date and each Borrowing Date that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2004 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of

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                                                                              46

fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the good faith assumptions and best information available to the Borrower as of the date of delivery thereof, and reflects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at September 30, 2004, assuming that the events specified in the preceding sentence (and the other events specified in the Pro Forma Balance Sheet) had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Target and its Subsidiaries as at December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Target and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Target and its Subsidiaries as at September 30, 2004, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Target and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to the absence of footnotes and normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and except for the absence of notes and normal year-end adjustments in the unaudited financial statements). As of the most recent financial statements referred to in this
Section 4.1(b), Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2003 to and including the date hereof there has been no Disposition by Holdings, the Borrower or any of its Subsidiaries of any material part of its business or Property.

                  4.2 No Change. Since June 30, 2004 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                                                                              47

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to consummate the Acquisition and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, to consummate the Acquisition and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required for Holdings, Borrower or any of its Subsidiaries in connection with the consummation of the Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the Acquisition, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries, except for such violations that would not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of a Principal Officer of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property material to the conduct of its business, and none of such Property is subject to any Lien except as permitted by Section 7.3.

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                                                                              48

The Borrower and its Subsidiaries have (a) title in fee simple to no real property other than as specified on Schedule 1.1B and (b) a valid leasehold interest in no real property other than as specified on Schedule 1.1B, provided that the Borrower may revise the information set forth on Schedule 1.1A from time to time upon notice to the Administrative Agent with a copy to each Lender.

                  4.9 Intellectual Property. Each of Holdings, the Borrower and each of its Subsidiaries owns, or is validly licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted, except for such Intellectual Property that is readily available from alternative sources. No Principal Officer of Holdings or the Borrower has been made aware of any material claim by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. To the knowledge of the Principal Officers of the Borrower and its Subsidiaries, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries exists that could reasonably be expected to have a Material Adverse Effect.

                  4.11 Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed (other than inchoate tax Liens on real property or as otherwise permitted by Section 7.3(a)), and, to the knowledge of Holdings and the Borrower, no claim is being asserted for payment, with respect to any material tax, fee or other charge (other than any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be).

                  4.12 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.13 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or

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                                                                              49

the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

                  4.14 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan (other than with respect to the K&F Industries Retirement Plan for Salaried Employees and the Aircraft Braking Systems/Engineered Fabrics Retirement Plan for Bargaining Unit Employees for which, in each case, as of December 31, 2002, no such event or condition exists), and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Other than with respect to the K&F Industries Retirement Plan for Salaried Employees and the Aircraft Braking Systems/Engineered Fabrics Retirement Plan for Bargaining Unit Employees for which, in each case, as of December 31, 2002, no liability remains unsatisfied or Lien remains outstanding, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those actuarial methods and assumptions used to fund such Plans for the purposes of Section 412 of the Code and indicated in the most recent applicable actuarial valuation reports) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.15 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.16 Subsidiaries. (a) Except as disclosed to the Administrative Agent by any Loan Party in writing from time to time after the Closing Date, the Subsidiaries listed on Schedule 4.16 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule 4.16 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary

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                                                                              50

and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  (b) Except as disclosed to the Administrative Agent by any Loan Party in writing from time to time after the Closing Date, Holdings, the Borrower and its Subsidiaries are not parties to, or granted any, outstanding subscriptions, options, warrants, calls or other rights to purchase (other than rights in favor of the Parent, Holdings, the Borrower or its Subsidiaries and directors' qualifying shares) any Capital Stock of Holdings, the Borrower or any Subsidiary, except as disclosed on Schedule 4.16.

                  4.17 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes of the Borrower and its Subsidiaries, in the ordinary course of business and for other transactions to the extent permitted by this Agreement.

                  4.18 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

                  (a) Materials of Environmental Concern have not been generated, treated, stored, disposed of, arranged to be disposed of, installed or released at, on, under or from facilities or properties currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries (the "Business Properties") in amounts or concentrations or under circumstances which would reasonably be expected to (i) constitute or have constituted a violation of, or (ii) give rise to liability under, any Environmental Law.

                  (b) The Business Properties, all operations at the Business Properties and the Borrower and its Subsidiaries and the business operated by the Borrower and any of its Subsidiaries (the "Business") are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws. Neither Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  (c) Neither Borrower nor any of its Subsidiaries has received or is aware of any written notice of (i) violation, (ii) alleged violation, (iii) non-compliance, (iv) liability or (v) potential liability regarding Environmental Laws, including without limitation, with regard to any of the Business Properties or the Business, nor does any Principal Officer of the Borrower or any of its Subsidiaries have knowledge that any such notice will be received or is being threatened.

                  (d) To the knowledge of the Principal Officers of the Borrower or any of its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of from the Business Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Principal Officers of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of

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                                                                              51

         its Subsidiaries is or, to the knowledge of the Principal Officers of the Borrower or any of its Subsidiaries, will be named as a party with respect to the Business Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Business Properties or the Business.

                  4.19 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or, when considered as a whole, omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Principal Officer of any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.20 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.20(a) (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Liens on Collateral that cannot be perfected under the Uniform Commercial Code by filing or as otherwise specified on Schedule 3 to the Guarantee and Collateral Agreement) and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed

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                                                                              52

in the offices specified on Schedule 4.20(b) (in the case of the Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.10(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage or otherwise permitted by Sections 7.3(a) through (e) or Section 7.3(r) (to the extent that such Liens (i) are incurred in the ordinary course of business, (ii) are not substantial in amount and (iii) do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries)).
Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $1,000,000.

                  4.21 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.22 Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.23 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been publicly identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                  4.24 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation, the Senior Subordinated Note Indenture and the Management Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the

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                                                                              53

         Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary (other than any Excluded Foreign Subsidiary or any Subsidiary of an Excluded Foreign Subsidiary), (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) Acquisition, etc. The following transactions shall have been consummated, or shall be consummated substantially concurrently with the making of the Loans on the Closing Date:

                           (i) Holdings shall have received at least
                  $310,000,000 in cash from the issuance of its common stock to the Parent;

                           (ii) the Borrower shall have issued $310,000,000 of
                  common stock for cash to Holdings;

                           (iii) the Borrower shall have received at least
                  $315,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes, provided that, the amount of the Senior Subordinated Notes shall be reduced by the aggregate principal amount of Existing Notes not purchased in the Tender Offers, or for which a defeasance deposit has not been made;

                           (iv) the Administrative Agent shall have received
                  satisfactory evidence that the Borrower shall have issued on or prior to the Closing Date a notice to the holders of its 9-1/4% Senior Subordinated Notes due 2007 redeeming the remaining outstanding principal amount of such notes which were not tendered in accordance with Section 5.1(e);

                           (v) the Acquisition shall have been consummated
                  pursuant to the Acquisition Agreement for an aggregate purchase price not exceeding $1,105,000,000 (including fees and expenses not exceeding $45,000,000 in the aggregate and excluding the increase in the purchase price resulting from existing cash balances at the Target and excluding the Defeasance Costs Tax Note), and no material provision thereof shall have been waived, amended, supplemented or otherwise modified without the consent of the Agents (such consent not to be unreasonably withheld or delayed), and immediately thereafter the Merger shall have been consummated; and

                           (vi) the capital structure of each Loan Party after
                  the Acquisition shall be as described in Schedule 5.1(b)(vi).

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Target and its Subsidiaries for the 2002 and 2003 fiscal years and (iii) unaudited interim consolidated financial statements of the Target and its Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Target and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Capitalization. The total equity capitalization of Holdings shall not be less than 25% of the consolidated total capitalization of Holdings after giving effect to the Holdings Equity Financings. The total equity capitalization of the Borrower shall not be less than 25% of the consolidated total capitalization of the Borrower after giving effect to the Borrower Equity Financing.

                  (e) Notes Satisfaction. The Notes Satisfaction Condition (as defined in the Acquisition Agreement) shall have been satisfied.

                  (f) Pro Forma Leverage Ratio. The ratio of pro forma Consolidated Total Debt of the Borrower at the Closing Date to pro forma Consolidated EBITDA of the Borrower (as adjusted to give effect to the consummation of the Acquisition and the financings contemplated hereby and calculated in accordance with Regulation G and including adjustments described in footnote (d) under "Summary Historical and Pro Forma Consolidated Financial Information" in the Offering Memorandum for the Senior Subordinated Notes and such other adjustments as the Agents agree are appropriate) for the Borrower's most recently ended four fiscal quarters for which internal financial statements are available shall not exceed 6.52 to 1.00.

                  (g) No Material Adverse Effect. There shall not have occurred or become known to the Lenders any event, development or circumstance since June 30, 2004 that has caused or could reasonably be expected to cause a Material Adverse Effect.

                  (h) Approvals. All governmental and third party approvals (including landlords' and other consents) required pursuant to the Acquisition Agreement shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Acquisition or the financing contemplated hereby.

                  (i) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Subordinated Note Indenture, (ii) the Acquisition Agreement, (iii) the Management Agreement and the Tax Sharing Agreement and (iv) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (j) Termination of Existing Credit Facility. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facility shall be

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                                                                              55

         simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements reasonably satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (k) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (l) Solvency Analysis. The Lenders shall have received a solvency analysis in customary form certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the Acquisition and the other transactions contemplated hereby, in form and substance satisfactory to the Lenders.

                  (m) Lien Searches. The Lenders shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (n) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (o) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Gibson, Dunn & Crutcher LLP,
                  counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of Ronald Kisner, Esq.,
                  general counsel of the Target and its Subsidiaries, substantially in the form of Exhibit F-2;

                           (iii) to the extent consented to by the relevant
                  counsel, each legal opinion, if any, delivered to Holdings in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

                           (iv) the legal opinion of local counsel in each of
                  Georgia and Ohio and of such other special and local counsel as may be required by the Administrative Agent.

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                                                                              56

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

                  (p) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. Subject to Section 6.13, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note, if any, pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Administrative Agent) by the pledgor thereof.

                  (q) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent and shall be in proper form for filing, registration or recordation.

                  (r) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause
         (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
         (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being

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                                                                              57

         on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                           (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (ii) If requested by the Administrative Agent, the Administrative Agent shall have received confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                           (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (s) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (t) PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties were expressly made only as of a specified date).

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                                                                              58

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date (and, on the Closing Date, after giving effect to the Acquisition and the financing thereof).

                  Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent (for prompt distribution to each Lender):

                  (a) as soon as available, but in any event within 90 days (or, in the event the Borrower is required to file such reports with the SEC, such earlier date specified for filing annual reports on Form 10-K under Section 13 or Section 15 of the Exchange Act or the date on which the Borrower has filed such reports with the SEC) after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other "Big Four" independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days (or, in the event the Borrower is required to file such reports with the SEC, such earlier date specified for filing quarterly reports on Form 10-Q under Section 13 or Section 15 of the Exchange Act or the date on which the Borrower has filed such reports with the SEC) after the end of each of the first three quarterly periods of each fiscal year of the Borrower commencing with the quarter ending March 31, 2005, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of the Borrower (subject to changes resulting from audit, normal year-end adjustments and the absence of footnotes), setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

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                                                                              59

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), commencing with the month ending January 31, 2005, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes);

all such financial statements shall (i) in the case of financial statements referred to in Sections 6.1(a) and (b), contain such information as may be necessary to calculate compliance with Sections 7.1 and 7.7 for the four-quarter period ending on the date of such balance sheets and (ii) be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent (for prompt distribution to each Lender), or, in the case of Section 6.2(h), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) as soon as available, and in any event no later than 120 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon

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                                                                              60

         as available, materially adverse revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on good faith estimates, information and assumptions believed by such Responsible Officer to be reasonable under the circumstances and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect, provided that, each Lender recognizes that such Projections are not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein by a material amount;

                  (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture or the Acquisition Agreement;

                  (f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities (other than any certificate required to be delivered to the trustee pursuant to the Senior Subordinated Note Indenture, which is not distributed to the holders of the Senior Subordinated Notes) and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

                  (g) promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its independent certified public accountants; and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be or (ii) the failure to pay, discharge or satisfy such obligation could not reasonably be expected to have a Material Adverse Effect.

                  6.4 Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take

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                                                                              61

all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all material Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Borrower and its Subsidiaries shall retain the right to self-insure all or a portion of the required coverages (other than property insurance and product liability insurance relating to aircraft and aerospace products; provided that deductibles consistent with past practice shall not be considered self-insurance for purposes of this sentence) to the extent such self-insurance is reasonable and customary.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender during normal business hours and without any unreasonable disruption to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice (which visits and inspections shall not be made more than once each year unless an Event of Default shall have occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly, once any Principal Officer of the Borrower obtains knowledge thereof, give notice to the Administrative Agent, addressed to the Administrative Agent and each Lender, of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries (i) in which the amount involved is $7,500,000 or more and not covered by

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                                                                              62

         insurance or the escrow established pursuant to the Acquisition Agreement, (ii) in which injunctive or similar relief is sought that could materially and adversely affect Holdings, the Borrower or any of its Subsidiaries or (iii) which relates to any Loan Document, the Merger or the Acquisition;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower obtains knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) as soon as possible and in any event within 30 days after any Principal Officer obtains knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower, the absence of which Environmental Permit could reasonably be expected to result in a Material Adverse Effect; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any required Environmental Permit. Noncompliance with any applicable Environmental Law or Environmental Permit, or the failure to obtain and maintain any Environmental Permit, shall be deemed not to constitute a breach of this Section 6.8(a) if, (i) upon obtaining knowledge of any such noncompliance or failure, the Borrower or the relevant Subsidiary, as appropriate, promptly undertakes reasonable efforts to achieve compliance or to obtain and maintain the Environmental Permit, and (ii) in any case, such noncompliance or failure, and any other noncompliance with any Environmental Law or Environmental Permit, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly

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                                                                              63

comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal or other challenge has been timely and properly taken in good faith and the pendency of any and all such appeals and other challenges could not reasonably be expected to give rise to a Material Adverse Effect.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 90 days after the Closing Date, enter into, and thereafter maintain for a period of not less than three years, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (w) any real property or any Property described in paragraph (c) of this Section, (x) any Property subject to a Lien expressly permitted by Section 7.3(g), (y) Property acquired by an Excluded Foreign Subsidiary and (z) any Excluded Assets (as defined in the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly
(i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) use reasonable best efforts to obtain any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary or any Subsidiary not a party to the Guarantee and Collateral Agreement that owns assets or property with a fair market value in

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                                                                              64

excess of $250,000 (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  6.11 Government Contracts. At such times as the Administrative Agent may reasonably request, furnish the Administrative Agent with a list of all contracts entered into between the United States Government and the Borrower or any of its Subsidiaries.

                  6.12 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.13 Post-Closing Actions. No later than 30 days after the Closing Date:

                  (a) Aircraft Braking Systems. Cause the Certificate of Incorporation of Aircraft Braking Systems, Inc. to be amended to delete
         Section 7 thereof to eliminate the settlement requirement following the occurrence of certain bankruptcy and insolvency events.

                  (b) Pledged Notes. Cause to be delivered to the Administrative Agent, the promissory notes and endorsements referred to in Section 5.1(p)(iii).

                  (c) Pledged Stock. Cause to be delivered to the Administrative Agent, stock certificates for each of Aircraft Braking Foreign Sales Ltd. and Aircraft Braking Systems Europe Limited referred to in Section 5.1(p)(i).

                  (d) Schedule 6 to the Guarantee and Collateral Agreement. Cause to be delivered to the Administrative Agent a revised Schedule 6 to the Guarantee and Collateral Agreement reflecting the Intellectual Property owned by the Loan Parties after giving effect to the Merger, in form and substance reasonably satisfactory to the Administrative Agent.

                         SECTION 7. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to exceed the ratio set forth opposite such period:

                                                                   Consolidated
               Period                                             Leverage Ratio
-----------------------------------                               --------------
January 1, 2005 to March 31, 2006                                  7.75 to 1.00
April 1, 2006 to September 30, 2006                                7.65 to 1.00
October 1, 2006 to March 31, 2007                                  7.50 to 1.00
April 1, 2007 to June 30, 2007                                     7.25 to 1.00
July 1, 2007 to September 30, 2007                                 7.00 to 1.00
October 1, 2007 to March 31, 2008                                  6.75 to 1.00
April 1, 2008 to September 30, 2008                                6.50 to 1.00
October 1, 2008 to March 31, 2009                                  6.25 to 1.00
April 1, 2009 to September 30, 2009                                6.00 to 1.00
October 1, 2009 to March 31, 2010                                  5.75 to 1.00
April 1, 2010 to June 30, 2010                                     5.50 to 1.00
July 1, 2010 to September 30, 2010                                 5.25 to 1.00
October 1, 2010 to March 31, 2011                                  5.00 to 1.00
April 1, 2011 to September 30, 2011                                4.75 to 1.00
October 1, 2011 and thereafter                                     4.50 to 1.00

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                                   Consolidated
               Period                                        Interest Coverage Ratio
-----------------------------------                          -----------------------
January 1, 2005 to March 31, 2007                                  1.65 to 1.00
April 1, 2007 to September 30, 2007                                1.70 to 1.00
October 1, 2007 to March 31, 2008                                  1.75 to 1.00
April 1, 2008 to September 30, 2008                                1.80 to 1.00
October 1, 2008 to March 31, 2009                                  1.85 to 1.00
April 1, 2009 to June 30, 2009                                     1.95 to 1.00
July 1, 2009 to September 30, 2009                                 2.05 to 1.00
October 1, 2009 to March 31, 2010                                  2.15 to 1.00
April 1, 2010 to June 30, 2010                                     2.25 to 1.00
July 1, 2010 to September 30, 2010                                 2.35 to 1.00
October 1, 2010 to March 31, 2011                                  2.50 to 1.00
April 1, 2011 to September 30, 2011                                2.65 to 1.00
October 1, 2011 and thereafter                                     2.75 to 1.00

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of (i) the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary and (ii) to the extent permitted by Section 7.8(p), of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $60,000,000 at any one time outstanding, provided that, such amount shall be reduced by the aggregate amount of Indebtedness outstanding pursuant to Section 7.2(h);

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof), provided that, any refinancing, refunding, renewal or extension of the Intercompany Loans shall be with the Borrower;

                  (e) Guarantee Obligations by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $315,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations;

                  (g) Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not exceeding the unused L/C Commitment, in respect of trade letters of credit, standby letters of credit, surety bonds and similar facilities issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of the Subsidiaries as required by law, (ii) performance, payment, deposit or surety obligations of the Borrowers or any of the Subsidiaries and (iii) environmental liabilities of the Borrowers or any of the Subsidiaries as required by law;

                  (h) Indebtedness of the Borrower and its Subsidiaries in respect of Capital Lease Obligations incurred in a sale and leaseback transaction permitted by Section 7.11;

                  (i) Indebtedness acquired or assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition permitted under
         Section 7.8(j) (or an acquisition otherwise permitted by the Required Lenders), provided that, such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof;

                  (j) additional Indebtedness of the Borrower or any of its Subsidiaries which is unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent the proceeds of which are used to pay the consideration for any Permitted Acquisition (or an acquisition otherwise permitted by the Required Lenders), the terms and conditions of which (i) shall provide for a maturity date at least one year after the final payment is due on the Term Loans and with no scheduled amortization of principal prior to such date, (ii) shall be no more restrictive than those set forth in this Agreement and (iii) shall otherwise be reasonably satisfactory to the Administrative Agent (including, without limitation, with respect to mandatory prepayments); provided that (A) after giving effect to the incurrence of any such Indebtedness, the pro forma Consolidated Leverage Ratio as of the date of such incurrence shall be less than the maximum Consolidated Leverage Ratio then in effect pursuant to Section 7.1(a) and (B) no Default or Event of Default has occurred or is continuing at the time of incurrence or would result therefrom;

                  (k) any refinancing, refunding, renewal or extension of any Indebtedness permitted by Section 7.2(f), (i) or (j), provided that,
         (i) any such refinancing, refunding, renewal or extension ("Refinancing Indebtedness") (A) is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, refunded, renewed or extended, plus the amount of any interest, premiums or penalties required to be paid thereon, plus fees and expenses associated therewith, (B) has a later or equal final maturity and a longer or equal weighted average life to maturity than the Indebtedness being refinanced, refunded, renewed or extended, and (C) if the Indebtedness being refinanced, refunded, renewed or extended is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Indebtedness being refinanced, refunded, renewed or extended, (ii) only the obligors in respect of the Indebtedness being refinanced, refunded, renewed or extended may become obligated with respect to such Refinancing Indebtedness, and (iii) the non-economic covenants, events of default, remedies and other provisions of the Refinancing Indebtedness, when taken as a whole, shall be materially no less favorable to the Lenders than those contained in the Indebtedness being refinanced, refunded, renewed or extended;

                  (l) Indebtedness incurred by any Foreign Subsidiary to any Person (other than a Loan Party), provided, that (i) recourse for any such Indebtedness shall only be against Foreign Subsidiaries and (ii) the aggregate amount of such Indebtedness does not exceed $7,500,000 at any one time outstanding; and

                  (m) additional Indebtedness of the Borrower or any of its Domestic Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d) (and any refinancing, refunding, renewal or extension thereof permitted by such Section), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) and 7.2(h) to finance the acquisition, construction, improvement or repair of fixed or capital assets (and any refinancing, refunding, renewal or extension thereof without any increase in the principal amount thereof), provided that (i) such Liens shall be created substantially simultaneously with or promptly after the acquisition, construction, improvement or repair of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured thereby is not increased;

                  (h) non-exclusive licenses of Intellectual Property granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary;

                  (i) bankers' lien and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of Borrower and its Subsidiaries;

                  (j) Liens securing Indebtedness permitted under Section 7.2(i), provided that, such Liens (i) are not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) do not apply to any other property of Borrower or any of its Subsidiaries and are not spread to cover any additional Property and (iii) secure only those obligations secured by such Liens on the date such Person becomes a Subsidiary (and any refinancings, refundings, renewals or extensions of such Indebtedness permitted by Section 7.2(k));

                  (k) Liens created pursuant to the Security Documents;

                  (l) any interest or title of a lessor or sublessor under any operating lease or true lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased, including, without limitation, in connection with Indebtedness permitted by Section 7.2(c);

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (n) judgment Liens in respect of judgments that do not constitute an Event of Default;

                  (o) Liens on goods the purchase price of which is financed by a documentary letter of credit or bankers' acceptances issued for the account of the Borrower or any of its Subsidiaries where such Lien secures the obligations of the Borrower or such Subsidiary in respect of such letter of credit or bankers' acceptances;

                  (p) Liens on assets that are the subject of any sale and leaseback transaction permitted by Section 7.11;

                  (q) Liens against Collateral in favor of PBGC in connection with any Plan which are junior to the Liens created pursuant to the Security Documents; provided that an intercreditor agreement satisfactory to the Administrative Agent shall be in effect with respect to such Collateral; and

                  (r) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all of its Subsidiaries) $5,000,000 at any one time.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

                  (c) the Merger; and

                  (d) Dispositions permitted by Section 7.5.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of Property that is obsolete or worn out property in the ordinary course of business;

                  (b) (i) the sale of inventory in the ordinary course of business and the sale of Cash Equivalents from time to time and (ii) transfers or other Dispositions of cash and Cash Equivalents in the ordinary course of business in connection with transactions not otherwise prohibited by this Agreement;

                  (c) Dispositions permitted by Section 7.4(a) or (b);

                  (d) the sale or issuance of (i) any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor, (ii) any Foreign Subsidiary's Capital Stock to any other Foreign Subsidiary, the Capital Stock of which is subject to a perfected security interest pursuant to
         Section 6.10(d), (iii) the Borrower's Capital Stock to Holdings or (iv) Holdings' Capital Stock to the Parent;

                  (e) Dispositions, by means of trade-in, of equipment owned by it and used or previously used in the ordinary course of its business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment in an effort to upgrade Borrower's or any of Borrower's Subsidiaries' facilities;

                  (f) Dispositions of leasehold interests that are no longer used or useful in the business of the Borrower or its Subsidiaries;

                  (g) Dispositions of assets (i) to the Borrower or any Subsidiary Guarantor, (ii) by any Foreign Subsidiary to any other Foreign Subsidiary or (iii) to the extent permitted by Section 7.5(j), by the Borrower or any Subsidiary Guarantor to any Foreign Subsidiary;

                  (h) Investments permitted by Section 7.8;

                  (i) sale and leaseback transactions permitted by Section 7.11;

                  (j) the Disposition of other assets (other than inventory or Cash Equivalents), including any Dispositions pursuant to Section 7.5(g)(iii), having a combined fair market value not to exceed $15,000,000 in the aggregate for any fiscal year of the Borrower, provided that, the sum of (x) the aggregate fair market value of assets conveyed to Foreign Subsidiaries pursuant to Section 7.5(g)(iii) plus
         (y) the aggregate amount of Investments (valued at cost) made by the Borrower and its Subsidiaries in Foreign Subsidiaries pursuant to
         Section 7.8(p) shall not exceed $10,000,000 at any one time outstanding; and

                  (k) any Recovery Event, provided, that the requirements of
         Section 2.12(c) are complied with in connection therewith.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary or make any loan or advance or other payment to Holdings, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor or, in the case of a Foreign Subsidiary, such Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary, the Capital Stock of which is subject to a perfected Security interest pursuant to Section 6.10(d);

                  (b) Holdings may make Restricted Payments in the form of common stock of Holdings;

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to pay a dividend to the Parent in an aggregate amount equal to the amounts due and payable under the Defeasance Costs Tax Note;

                  (d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings, and Holdings may pay dividends to the Parent in an aggregate amount not exceeding the aggregate amount of Excess Cash Flow each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005 not required to be applied pursuant to Section 2.12(d), provided that, immediately prior to and after giving effect to such Restricted Payments, the Consolidated Leverage Ratio on the date of such Restricted Payment is less than 5.5 to 1.00;

                  (e) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings, and Holdings may pay dividends to the Parent, to permit the Parent to purchase the Parent's common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this paragraph (e) subsequent to the date hereof (net of any proceeds received by Holdings and contributed to the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 in any fiscal year and, provided further that, the amount available to make

         Restricted Payments in any fiscal year of the Borrower shall be increased by the excess, if any, of (i) $5,000,000 over (ii) the amount used to make Restricted Payments pursuant to this Section 7.6(e) in the immediately preceding two fiscal years;

                  (f) so long as no Default or Event of Default has occurred under Section 8(a), the Borrower may pay dividends to Holdings, and Holdings may pay dividends to the Parent, to permit the Parent to pay management and advisory fees and expenses expressly permitted by
         Section 7.10;

                  (g) the Borrower may pay dividends or make other payments to Holdings, and Holdings may pay dividends or make other payments to the Parent, to permit the Parent to (i) pay customary corporate overhead expenses incurred in the ordinary course of business, (ii) pay any taxes which are due and payable by the Parent, Holdings, the Borrower and its Subsidiaries as part of a consolidated group and (iii) pay filing fees in connection with the initial public offering of the Parent's common stock; and

                  (h) the Borrower may pay, or may pay dividends to Holdings to permit Holdings to pay, or Holdings may pay, or pay dividends to the Parent to permit the Parent to pay, payments required to be made pursuant to the Acquisition Agreement.

                  7.7 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) Development Participation Costs, (iii) after the Borrower has elected to capitalize Program Investments on its balance sheet, Program Investments, (iv) expenditures constituting the purchase price for acquisitions permitted under Section 7.8(j) and (v) Capital Expenditures permitted by Section 7.7(c)), except for expenditures in the ordinary course of business in an aggregate amount for any fiscal year not exceeding $25,000,000; provided that (i) any such amount permitted by this Section 7.7 if not so expended in the fiscal year for which it is permitted may be carried over for expenditure in the next following fiscal year, and (ii) Capital Expenditures made pursuant to this Section 7.7(a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above;

                  (b) make or commit to make any Development Participation Costs except for Developmental Participation Costs in an aggregate amount for the Borrower and its Subsidiaries not exceeding $20,000,000 in each fiscal year; provided that (i) any such amount permitted by this paragraph (b) if not so expended in the fiscal year for which it is permitted may be carried over for expenditure on Developmental Participation Costs in the next following fiscal year and (ii) Capital Expenditures made pursuant to this Section 7.7(b) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above; or

                  (c) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting all or a material part of an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

                  (d) loans and advances to employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding;

                  (e) the Acquisition;

                  (f) Capital Expenditures (including any Program Investments) to the extent permitted by Section 7.7;

                  (g) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (h) loans and advances in the ordinary course of business to customers, suppliers, franchises and licensees of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;

                  (i) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (j) Permitted Acquisitions;

                  (k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (l) Investments consisting of prepayments and other credits to supplies made in the ordinary course of business;

                  (m) loans and advances to officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of equity interests of Holdings;

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                  (n) Investments consisting of obligations under any Hedge
         Agreement incurred in the normal course of business and not for speculative purposes;

                  (o) Investments consisting of non-cash consideration issued to the Borrower and its Subsidiaries by the purchaser of assets in connection with a sale of such assets permitted by Section 7.5, provided that, (x) any such debt Investment in excess of $500,000 is evidenced by a promissory note pledged to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement and (y) the aggregate amount of such Investments made by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed $3,000,000 at any one time outstanding,

                  (p) intercompany Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries in an aggregate amount (valued at cost), provided that, the sum of (x) the aggregate fair market value of assets conveyed to Foreign Subsidiaries pursuant to Section 7.5(g)(iii) plus (y) the aggregate amount of Investments (valued at cost) made by the Borrower and its Subsidiaries in Foreign Subsidiaries pursuant to
         Section 7.8(p) shall not exceed $10,000,000 at any one time outstanding; and

                  (q) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower and its Subsidiaries (other than Investments in Foreign Subsidiaries) so long as the aggregate amount of Investments pursuant to this paragraph (q) (determined without regard to any write-downs or write-offs of such Investments) does not exceed an amount equal to the sum of $5,000,000 plus the aggregate amount of cash capital contributions made by the Permitted Investors in Holdings, provided that, with respect to any such capital contribution (i) immediately prior to and after giving effect to such capital contribution and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing and
         (ii) after giving effect to such capital contribution and the use of proceeds thereof, the Administrative Agent shall have received satisfactory evidence, together with supporting calculations reasonably acceptable to the Administrative Agent, that the Borrower would be in pro forma compliance with the financial covenants in Section 7.1.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes (other than any refinancings, refundings, renewals or extensions thereof permitted by
Section 7.2(k)), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to Holdings, the Borrower or any of its Subsidiaries and
(ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes

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of the Senior Subordinated Note Indenture or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, except for (i) reasonably and customary fees paid to, and customary indemnification of, members of the board of directors (or similar governing body) of Holdings and its Subsidiaries, (ii) compensation arrangements (including customary indemnification arrangements for officers, employees, and consultants of Holdings and its Subsidiaries) entered into in the ordinary course of business,
(iii) any transaction among the Borrower and its Subsidiaries, (iv) capital contributions, (v) Restricted Payments permitted by Section 7.6 and (vi) Investments permitted by Sections 7.8(d) and (m). Notwithstanding the foregoing, so long as no Default or Event of Default under Section 8(a) has occurred and is continuing, Holdings, the Borrower and its Subsidiaries may pay fees and expenses pursuant to the Management Agreement.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary, except that the Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the aggregate amount of Indebtedness incurred equal to the Attributable Debt relating to such sale and leaseback transaction does not exceed $30,000,000 during the term of this Agreement, (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors if in excess of $5,000,000) of the Property that is the subject of such sale and leaseback transaction and (iii) Net Cash Proceeds received by the Borrower or any of its Subsidiaries as result of such sale and leaseback transaction are reinvested or applied to prepay the Loans in accordance with Section 2.12(c).

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture (and any refinancings, refundings, renewals or extensions thereof permitted by

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Section 7.2(k)), (c) any agreements governing any purchase money Liens or
Capital Lease Obligations (or refinancings thereof) otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) pursuant to customary non-assignment or no-subletting clauses in leases, licenses or contracts entered into in the ordinary course of business, which restrict only the assignment of such lease, license or contract, as applicable, (e) with respect to specific Property to be sold pursuant to an executed agreement in connection with Dispositions permitted by Section 7.5, restrictions covering such specific Property and (f) pursuant to the terms of any Lien permitted by Section 7.3 solely to the extent that such restrictions apply to the assets subject to such Lien.

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) restrictions in the Senior Subordinated Note Indenture (and any refinancings, refundings, renewals or extensions thereof permitted by Section 7.2(k)), (iv) restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business, (v) purchase money obligations or Capital Lease Obligations permitted by Section 7.2(c) (or refinancings thereof that impose no more restrictive restrictions) for property acquired, improved, repaired or constructed in the ordinary course of business that impose restrictions of the nature described in clause (iv) above solely on the property so acquired, improved repaired or constructed, and (vi) Liens on assets permitted by Section
7.3 solely to the extent such restrictions apply to assets subject to such Lien.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

                  7.16 Limitation on Amendments to Acquisition Documentation.
(a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

                  7.17 Limitation on Amendments to Other Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Management Agreement or Tax Sharing Agreement in any manner that would (x) increase, in any material respect, the amounts payable by the Borrower thereunder or (y) with respect to the

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Management Agreement, require the management fees and expenses to be payable to any Person other than Aurora Management Partners LLC or any Affiliate thereof,
(b) otherwise amend, supplement or otherwise modify the terms and conditions of the Management Agreement or Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect or (c) amend, supplement or modify the Stock Purchase Agreement, the Borrower Preferred Stock or the Holdings Preferred Stock to provide for the payment of any dividend or other distribution with respect to any such Preferred Stock or the redemption of such Preferred Stock, optional or mandatory, prior to the date that is one year after the final payment is due on the Term Loans.

                  7.18 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and
(iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section or cash received as common equity from the Parent to be contributed to the Borrower promptly after Holdings' receipt thereof) other than the ownership of shares of Capital Stock of the Borrower.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or
         Section 7, or in Section 5.6 of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as

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         provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Principal Officer of the Borrower or any of its Subsidiaries first learns of such default, and (ii) the date on which written notice thereof shall have been made to the Borrower by the Administrative Agent or any Lender; or

                  (e) Holdings, the Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of any Indebtedness beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than any due on sale provision), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

                  (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in

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         furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Borrower or any Commonly Controlled Entity shall be reasonably likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving for Holdings, the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) any Change of Control shall occur; or

                  (l) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may

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                                                                              81

         be, as provided in the Senior Subordinated Note Indenture, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (m) the Parent shall default in making any payment required to be paid by the Defeasance Costs Tax Note;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                              SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth

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herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Each Lender authorizes and directs the Administrative Agent to execute and deliver the Guarantee and Collateral Agreement.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement),

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and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent

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                                                                              84

harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, hold equity interests in and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

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                                                                              85

                  9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

                  9.11 The Arrangers; the Syndication Agent; the
Co-Documentation Agents. None of the Arrangers, the Syndication Agent or the Co-Documentation Agents, in their respective capacities as such, shall have any duties or responsibilities, nor shall either such Person incur any liability, under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                           (i) forgive or reduce the principal amount or extend
                  the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                           (ii) amend, modify or waive any provision of this
                  Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all the Lenders;

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                                                                              86

                           (iii) amend, modify or waive any condition precedent
                  to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

                           (iv) reduce the percentage specified in the
                  definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;

                           (v) amend, modify or waive any provision of Section
                  9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

                           (vi) amend, modify or waive any provision of Section
                  2.6 or 2.7 without the consent of the Swing Line Lender;

                           (vii) amend, modify or waive any provision of Section
                  2.12 without the consent of the Required Prepayment Lenders;

                           (viii) amend, modify or waive any provision of
                  Section 2.18 without the consent of each Lender directly affected thereby;

                           (ix) amend, modify or waive any provision of Section
                  3 without the consent of each Issuing Lender affected thereby; or

                           (x) impose restrictions on assignments and
                  participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  (b) For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this

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                                                                              87

Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

                  (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Term Loans ("Refinanced Term Loans") with a replacement term loan tranche hereunder ("Replacement Term Loans"), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus the amount of any fees and expenses incurred by the Borrower in connection with such refinancing, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

                  (d) The Borrower shall be permitted to replace any Lender in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in this
Section 10.1 where such amendment, modification, supplement or waiver requires the consent of either (i) 100% of the Lenders, and the consent of the holders of more than 66-2/3% of the aggregate amount of the Term Loans and the then outstanding Total Revolving Credit Commitments then in effect (or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding) is obtained or (ii) all affected Lenders under any Facility, and the consent of the holders of more than 66-2/3% of the aggregate amount of Loans or Commitments, as applicable, under the relevant Facility is obtained, and such Lender fails to consent to such proposed action; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Borrower shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and shall have consented to the proposed amendment, (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (E) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the

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                                                                              88

Administrative Agent or any other Lender shall have against the replaced Lender. The Borrower shall replace any such non-consenting Lender within 120 days of such Lender's failure to consent to the proposed action.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, certified or registered, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

          Holdings:                  K&F Intermediate Holdco, Inc.
                                     c/o Aurora Capital Group
                                     10877 Wilshire Boulevard
                                     Suite 2100
                                     Los Angeles, California  90024
                                     Attention: Richard K. Roeder
                                     Telecopy: (310) 824-2791
                                     Telephone: (310) 282-5822

          The Borrower               K&F Acquisition, Inc.
          (prior to the Merger):     c/o Aurora Capital Group
                                     10877 Wilshire Boulevard
                                     Suite 2100
                                     Los Angeles, California  90024
                                     Attention: Richard K. Roeder
                                     Telecopy: (310) 824-2791
                                     Telephone: (310) 282-5822

          The Borrower               K&F Industries, Inc.
          (after the Merger):        600 Third Avenue
                                     27th Floor
                                     New York, New York  10016
                                     Attention: Chief Financial Officer
                                     Telecopy: (212) 297-0900
                                     Telephone: (212) 867-1182

          In the case of Holdings
          and the Borrower, with     Aurora Capital Group
          a copy to:                 10877 Wilshire Boulevard
                                     Suite 2100
                                     Los Angeles, California 90024
                                     Attention: Richard K. Roeder
                                     Telecopy: (310) 824-2791
                                     Telephone: (310) 282-5822

          The Syndication Agent:     J.P. Morgan Securities
                                     Inc. 270 Park Avenue
                                     New York, New York 10017
                                     Attention: Matthew Masse
                                     Telecopy: (212) 270-5100
                                     Telephone: (212) 270-5432

          The Administrative Agent:  Lehman Commercial Paper Inc.
                                     745 Seventh Avenue
                                     16(th) Floor
                                     New York, New York 10019
                                     Attention: Brian McNany
                                     Telecopy: (212) 526-6643
                                     Telephone: (212) 526-6590

          Issuing Lender:            As notified by such Issuing Lender to the
                                     Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Agent, any Issuing Lender or any Lender shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication and administration of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of, and any amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the Arrangers and the charges of Intralinks, (b) to pay or reimburse each Lender, the Agents and the Arrangers for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees, disbursements and other charges of counsel (including, without duplication, the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Agents, the Arrangers, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental Law arising from or relating to the Business or the Business Properties or this Agreement or the other Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing

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                                                                              91

in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable decision of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee that relate to the subject matter of this Agreement or any other Loan Document . All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Kenneth M. Schwartz (Telephone No. (212) 297-0900) (Fax No. (212) 867-1182) (with a copy to Richard K. Roeder (Telephone No. (310) 282-5822) (Fax No. (310) 824-2791), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower or any Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the written consent of the Borrower, the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, no such assignment to an Assignee (other than any Lender or any affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $5,000,000, with respect to an assignment of Revolving Credit Loans, and $1,000,000, with respect to an assignment of Term Loans and, after giving effect thereto, the Assignor shall have Commitments and Loans aggregating at least $5,000,000, with respect to an assignment of Revolving Credit Loans, and $1,000,000, with respect to an assignment of Term Loans (in each case, other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing, provided that, after the occurrence and during the continuation of an Event of Default, the Borrower may identify, by written notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders), up to two banks, financial institutions or other entities who shall not be permitted to be an Assignee hereunder during the continuation of such Event of Default. For purposes of the minimum assignment or hold amounts set forth in this paragraph, multiple assignments to or by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrower, the Arrangers, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arrangers, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as non-public or confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arrangers, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty expressly agrees to be bound by the provisions of this Section or confidentiality provisions similar to the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15 Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, or made with the prior written consent of the Required Lenders, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.18 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             K&F INTERMEDIATE HOLDCO, INC.

                             By: /s/ Richard K. Roeder
                                 -----------------------------------------------
                                  Name: Richard K. Roeder
                                  Title: Vice President and Secretary

                             K&F ACQUISITION, INC.

                             By: /s/ Richard K. Roeder
                                 -----------------------------------------------
                                  Name: Richard K. Roeder
                                  Title: Vice President and Secretary

                             LEHMAN BROTHERS INC.,
                             as Arranger

                             By: /s/ Jeffrey Abt
                                 -----------------------------------------------
                                  Name: Jeffrey Abt
                                  Title: Senior Vice President

                             J.P. MORGAN SECURITIES INC.,
                             as Arranger and Syndication Agent

                             By: /s/ John C. Riordan
                                 -----------------------------------------------
                                  Name: John C. Riordan
                                  Title: Vice President

                             GOLDMAN SACHS CREDIT PARTNERS L.P., as
                             Co-Documentation Agent

                             By: /s/ William W. Archer
                                 -----------------------------------------------
                                  Name: William W. Archer
                                  Title: Managing Director

                             CITIGROUP GLOBAL MARKETS INC.,
                             as Co-Documentation Agent

                             By: /s/ Stephen R. Sellhausen
                                 -----------------------------------------------
                                  Name: Stephen R. Sellhausen
                                  Title: Managing Director

                             LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                             By: /s/ Jeffrey Abt
                                 -----------------------------------------------
                                  Name: Jeffrey Abt
                                  Title: Senior Vice President

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the Merger, it will succeed by operation of law to all of the rights and obligations of the Borrower set forth herein and that all references herein to the "Borrower" shall thereupon be deemed to be references to the undersigned, as the surviving entity of the Merger.

K&F INDUSTRIES, INC.

By: /s/ Kenneth M. Schwartz
   ---------------------------------------
    Name: Kenneth M. Schwartz
    Title: President and CEO